THIRD AMENDMENT AGREEMENT

     THIS THIRD AMENDMENT AGREEMENT (this "Amendment"), dated as of December 31, 1998, is among RENAISSANCERE HOLDINGS LTD. (the "Borrower"), the Lenders listed on the signature pages hereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Administrative Agent for the Lenders;

                              W I T N E S S E T H:

     WHEREAS, the parties hereto are parties to that certain Third Amended and Restated Credit Agreement dated as of December 12, 1996, as amended to date (the "Credit Agreement");

     WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual agreements herein contained, hereby agree as follows:

     Section 1. Credit Agreement Definitions Capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

     Section 2. Amendments To Credit Agreement. Effective on (and subject to the occurrence of) the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

     2.1 Amendment to Section 5.8. Section 5.8 of the Credit Agreement is amended in its entirety to read as follows:

          Maintain, and cause each of its Subsidiaries to maintain, all permits, licenses and consents as may be required for the conduct of its business by any federal or local government agency or instrumentality except (x) for such permits, licenses and consents related to assets which are sold in accordance with Section 6.3 or (y) where failure to maintain the same could not reasonably be expected to have a Material Adverse Effect.

     2.2 Amendment to Section 5.10. Section 5.10 of the Credit Agreement is amended by inserting the following as the end thereof:

     ; provided further, Renaissance U.S. Holdings Inc. and its Subsidiaries may sell assets as permitted under Section 6.3.

     2.3 Amendment to Section 6.3. Section 6.3(b) of the Credit Agreement is amended by inserting the following at the end thereof:



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     and  (iii)  sales of assets  by  Renaissance  U.S.  Holdings  Inc.  and its
     Subsidiaries, including capital stock of such Subsidiaries, provided no Default or Event of Default has occurred and is continuing.

     2.4 Waiver of Section 7.1. The Lenders are aware of the approximately $40,000,000 after tax charge relating to Nobel Insurance Company to be taken in the fourth Fiscal Quarter of 1998, which charge may result in a negative net worth at Nobel and Renaissance U.S. Holdings, Inc. The Lenders waive the Default, if any, under Section 7.1(e)(i) of the Credit Agreement relating to such after tax charge.

     Section 3. Representation And Warranties. In order to induce the Lenders and the Administrative Agent to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders and to the Administrative Agent that:

          (a) No Event of Default or Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment; and

          (b) the warranties of the Borrower contained in Article IV of the Credit Agreement are true and correct as of the date hereof, with the same effect as though made on such date; provided that (i) with respect to clause (a) of Section 4.2, the reference to "1995 Fiscal Year" therein shall instead be a reference to "1997 Fiscal Year" and (ii) with respect to clause (a) of Section 4.3, the reference to "December 31, 1996" shall instead be a reference to "December 31, 1997" and the reference to the nine months ended September 30, 1996 shall instead be a reference to "the nine months ended September 30, 1998".

     Section 4. Conditions to Effectiveness. The Amendment set forth in Section 2 hereof shall become effective on the date (the "Third Amendment Effective Date") when the Administrative Agent shall have received all of the following, each in form and substance satisfactory to the Administrative Agent:

          (a) eight counterparts of this Amendment executed by the Borrower and the Required Lenders;

          (b) a certificate of an authorized officer of the Borrower as to the satisfaction of the conditions set forth in Section 3 of this Amendment; and

          (c) such other documents as the Administrative Agent or any Lender may reasonably request.

     Section 5. Reaffirmation of Loan Documents. From and after the date hereof, each reference that appears in any other Loan Document to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as amended hereby. As amended hereby, the Credit Agreement, is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect.

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     Section 6. Counterparts;  Effectiveness.  This Amendment may be executed by the parties hereto in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

     Section 7. Governing Law; Entire Agreement. This Amendment shall be deemed a contract made under and governed by the laws of the State of Illinois, without giving effect to conflicts of laws principles. This agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements with respect thereto.

     Section 8. Loan Document. This Amendment is a Loan Document.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                RENAISSANCERE HOLDINGS LTD.

                                By: /s/ John M. Lummis
                                Title: Senior Vice President and Chief Financial Officer

                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, individually and as
                                Administrative Agent

                                By: /s/ Debra Basler
                                Title: Assistant Vice President

                                FLEET NATIONAL BANK

                                By: /s/ [illegible]
                                Title: Senior Vice President

                                MELLON BANK N.A.

                                By: /s/ [illegible]
                                Title: Vice President

                                THE BANK OF N.T. BUTTERFIELD & SON
                                LIMITED

                                By: /s/ [illegible]
                                Title: Manager, Corporate Banking

                                BANK OF MONTREAL

                                By: Brian L. Banke
                                Title: Director


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


                                DEUTSCHE BANK AG, New York and/or
                                Cayman Islands Branch

                                By: /s/ John S. McGill
                                Title: Vice President

                                By: /s/ Clinton M. Johnson
                                Title: Director

                                BANK OF BERMUDA

                                By: /s/ Michael E. Collin
                                Title: Senior Vice President

                                FIRST UNION NATIONAL BANK

                                By:
                                Title:


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